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                              GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                    Phone (414) 273-3500 Fax (414) 273-5198


                                 April 27, 2004

VIA EDGAR


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE: Strong International Equity Funds, Inc.

Ladies and Gentlemen:

     We represent Strong International Equity Funds, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 32 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-45108; 811-6524) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

     We consent to the use of this letter in the Post-Effective Amendment.

                                                Very truly yours,

                                                GODFREY & KAHN, S.C.

                                                /s/ Michelle M. Nelson

                                                Michelle M. Nelson